Exhibit 10.2

AMENDMENT NO. 1 TO
STOCK REPURCHASE AGREEMENT

This Amendment No. 1 to Stock Repurchase Agreement (this “Amendment”) is made effective as of July 26, 2010 and amends that certain Stock Repurchase Agreement dated as of December 23, 2009 (the “Agreement”) by and between Paneltech International Holdings, Inc. a Delaware corporation (fka Charleston Basics, Inc.) (the “Company”) and Collins Timber Company LLC, an Oregon limited liability company (the “Selling Shareholder”).

W I T N E S S E T H:

WHEREAS, as part of the Purchase Price (as defined in the Agreement) payable to the Selling Shareholder under the terms of the Agreement, the Company delivered to the Selling Shareholder that certain Non-Negotiable Promissory Note dated as of December 23, 2009 (the “Note”) made by the Company in favor of Selling Shareholder;

WHEREAS, contemporaneously herewith the Company and the Selling Shareholder are amending the Note to extend the outside maturity date of the Note by 30 days;

WHEREAS, the Company and the Selling Shareholder desire to amend the Agreement to reflect the new outside maturity date of the Note as provided herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A.        Amendments.  The Agreement is hereby amended as follows:

Section 1.3 of the Agreement is amended by replacing the reference to “August 1, 2010” with “August 31, 2010”.

B.         No Other Amendments.  This Amendment shall not be deemed to modify the terms of the Agreement except as expressly set forth herein.

C.         Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

D.         Counterparts.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, all such counterparts shall together constitute but one and the same instrument and facsimile and photostatic copies of such executed counterparts shall be given the same effect as the originals.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Stock Repurchase Agreement as of the date first written above.

THE COMPANY: Paneltech International Holdings, Inc. (fka Charleston Basics, Inc.)	THE HOLDER: Collins Timber Company LLC
By: /s/ Scott Olmstead	By: /s/ R. Wade Mosby
Name: Scott Olmstead	Name: R. Wade Mosby
Title: Chief Financial Officer	Title: Senior Vice President